Exhibit 2

Description of rights of each applicable class of securities registered under Section 12 of the Securities Exchange Act of 1934.
Preemption rights (Item 9.A.3.)
Not applicable.
Type, class and transferability of shares (Item 9.A.5.)
As at 31 December 2022, Coca-Cola Europacific Partners plc had 457,106,453 ordinary, registered shares in issue, fully paid with a nominal value of €0.01 per share ("CCEP shares").
See Other Group Information - Articles of Association of the 2018 Integrated Report filed on 14 March 2019 for details of transferability of CCEP Shares.
Limitations on the rights to own shares (Item 9.A.6.)
Not applicable.
Securities other than ordinary shares (Item 9.A.7.)
Not applicable.
Rights attaching to shares (Item 10.B.3.)
See Other Group Information - Articles of Association of the 2018 Integrated Report filed on 14 March 2019.
Amending rights of shares (Item 10.B.4.)
See Other Group Information - Articles of Association of the 2018 Integrated Report filed on 14 March 2019.
Limitations on share ownership (Item 10.B.6.)
See Other Group Information - Articles of Association of the 2018 Integrated Report filed on 14 March 2019.
Change of control (Item 10.B.7.)
See Other Group Information - Articles of Association of the 2018 Integrated Report filed on 14 March 2019.
Ownership threshold (Item 10.B.8.)
Not applicable.
Significant differences in law (Item 10.B.9.)
Not applicable.
Changes to capital (Item 10.B.10.)
See Other Group Information - Articles of Association of the 2018 Integrated Report filed on 14 March 2019.
Debt securities (Item 12.A.)
Not applicable.
Warrants and rights (Item 12.B.)
Not applicable.
Other securities (Item 12.C.)
Not applicable.
American Depositary Shares (Items 12.D.1. and 12.D.2.)
Not applicable.